Calculation of Filing Fee Tables
S-8
Boost Run Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	Other	9,214,301	$ 24.48	$ 225,566,088.48	0.0001381	$ 31,150.68
Total Offering Amounts:						$ 225,566,088.48		$ 31,150.68
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 31,150.68
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") to which this exhibit relates shall also cover any additional shares of the common stock of Boost Run Inc. (the "Company," and such shares, "Company Common Stock") that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Company Common Stock. Fee calculated in accordance with Rules 457(c) and 457(h) under the Securities Act. Represents shares of Company Common Stock reserved for future issuance under the Boost Run Inc. 2026 Omnibus Incentive Plan. Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The aggregate offering price is the average of the high and low prices of shares of Company Common Stock as reported on the Nasdaq Stock Market LLC on July 16, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources